Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E36958782023-0
Secretary of State State Of Nevada	Filing Number 20233695877
	Filed On 12/15/2023 07:51:51 AM
	Number of Pages 2

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

CybriaTech Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

NORTHWEST REGISTERED AGENT, LLC.*
Name of Registered Agent OR Title of Office or Position with Entity

401 Ryland St. Ste 200 A | Reno | Nevada | 89502
Street Address | City | | Zip Code

Mailing Address (If different from street address) | City | Nevada | Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Taylor Newman 12/15/2023
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Yushen Chen
Name
401 Ryland St. STE 200-A | Reno | NV | 89502
Address | City | State | Zip Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

Page 1 of 2 Pages

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation - profit Corporation Continued, Page 2 By selecting “Yes” you are indicating that the corporation is organized as a Yes benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. 6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) 7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) Number of common shares with Par value: 500000000.0 Par value: $ 0.0001 Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. 8. Authorized Shares: (Number of shares corporation is authorized to issue) I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Nat Smith United States Name Country 401 Ryland St. STE 200 - A Reno NV 89502 Address City State Zip/Postal Code X Nat Smith (attach additional page if necessary) 9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING Please include any required or optional information in space below: (attach additional page(s) if necessary) Page 2 of 2 Pages